Exhibit 99.3

LIBERTY GLOBAL LTD.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On July 31, 2026, Ziggo Group B.V. (formerly known as Liberty Global Holding B.V. and hereafter referred to as “Ziggo Group” or the “Company”), an indirect wholly owned subsidiary of Liberty Global Ltd. (“Liberty Global”), completed the acquisition from Vodafone Europe B.V. (“Vodafone”) and Vodafone International S.à r.l. (together, the “Vodafone Sellers”), subsidiaries of Vodafone Group Plc, of (i) all of the issued and outstanding shares held by Vodafone in VodafoneZiggo Group Holding B.V. (“VodafoneZiggo”), representing 50% of the issued share capital of VodafoneZiggo, and (ii) all of the shareholder loans held by Vodafone International 1 S.à r.l. to VodafoneZiggo Group B.V. (collectively, the “VodafoneZiggo Acquisition” or the “Transaction”).

Prior to the Transaction, Liberty Global indirectly held a 50% equity method investment in VodafoneZiggo. Following completion of the Transaction, the Company owns 100% of the issued share capital of VodafoneZiggo, and Vodafone holds a 10% non-controlling equity interest in the Company. The consideration payable to the Vodafone Sellers consisted of (i) €977.5 million in cash, (ii) the issuance to Vodafone of Class B ordinary shares representing 10% of the fully diluted share capital of the Company, and (iii) additional consideration representing the off-market components of certain arrangements payable to Vodafone in connection with the Transaction.

Certain agreements, including new and continuing service agreements, between VodafoneZiggo, Vodafone and Liberty Global have been put in place further to the terms agreed in the context of the Transaction and Ziggo Group is expected to enter into certain additional service agreements with subsidiaries of Liberty Global.

The unaudited pro forma condensed combined financial statements have been prepared in accordance with Securities and Exchange Commission (“SEC”) rules and regulations and should be read in conjunction with (i) Liberty Global’s historical consolidated financial statements and the related notes included in its periodic reports filed with the SEC, (ii) VodafoneZiggo’s historical consolidated financial statements filed as exhibits to this Amendment No. 1, and (iii) the accompanying notes to the unaudited pro forma condensed combined financial statements.

The audited historical consolidated financial statements of Liberty Global have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and are presented in United States Dollars (“USD”). The audited historical consolidated financial statements of VodafoneZiggo have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”) and are presented in euros (“EUR”). The following pro forma condensed combined financial statements of Liberty Global reflect the application of U.S. GAAP and are presented in USD consistent with the basis of presentation reflected in the audited historical consolidated financial statements of Liberty Global.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 gives effect to the Transaction as if it had occurred on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and the year ended December 31, 2025 give effect to the Transaction as if it had occurred on January 1, 2025.

The unaudited pro forma condensed combined financial information has been prepared to illustrate the estimated effects of the Transaction on Liberty Global’s historical consolidated financial statements and is not necessarily indicative of the financial position or results of operations that would have been achieved had the Transaction occurred on the dates assumed, nor is it indicative of the future financial position or results of operations. The unaudited pro forma adjustments reflect transaction accounting adjustments that are directly attributable to the Transaction and factually supportable based on information available as of the date of this Amendment No. 1. The unaudited pro forma adjustments are based on assumptions that management believes are reasonable and are described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not reflect any potential operating synergies, cost savings, revenue enhancements, integration costs, dis-synergies or restructuring actions that may result from the Transaction.

LIBERTY GLOBAL LTD.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2026

	Liberty Global Historical Consolidated	VodafoneZiggo Historical Consolidated (1)	Adjustments to Reflect the Transaction	Notes	Total Liberty Global Pro Forma
	in millions
ASSETS
Current assets:
Cash and cash equivalents	$2,418.6	$44.7	$(1,115.7)	(2)	$1,347.6
Trade receivables, net	521.2	247.3	(8.3)	(7)	760.2
Current assets held for sale	—	—	246.7	(7)	813.6
			566.9	(7)
Other current assets	558.2	459.8	(40.8)	(11)	883.4
			(6.2)	(7)
			(87.6)	(12)
Total current assets	3,498.0	751.8	(445.0)		3,804.8
Investments and related notes receivable	6,700.3		(1,623.8)	(10)	5,076.5
Property and equipment, net	5,422.1	5,259.0	1,199.6	(5)	11,752.6
			(128.1)	(7)
Goodwill	3,415.5	8,418.4	(4,207.8)	(3)	7,626.1
Intangible assets subject to amortization, net	1,266.8	2,861.5	3,174.0	(4)	7,302.3
Other assets, net	1,229.8	800.2	(33.5)	(12)	2,608.2
			11.6	(6)
			(104.1)	(7)
			704.2	(9)
Total assets	$21,532.5	$18,090.9	$(1,452.9)		$38,170.5

LIBERTY GLOBAL LTD.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2026 — (Continued)

	Liberty Global Historical Consolidated	VodafoneZiggo Historical Consolidated (1)	Adjustments to Reflect the Transaction	Notes	Total Liberty Global Pro Forma
	in millions
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$443.0	$682.1	$(40.8)	(11)	$1,083.6
			(0.7)	(7)
Deferred revenue	247.4	234.8	—		482.2
Current portion of debt and finance lease obligations	620.4	1,156.6	—		1,777.0
Accrued capital expenditures	168.9	35.2	—		204.1
Accrued income taxes	103.9	—	—		103.9
Current liabilities held for sale	—	—	118.9	(7)	118.9
Other accrued and current liabilities	1,158.3	458.4	7.0	(13)	1,638.4
			(24.9)	(7)
			12.9	(14)
			26.7	(2)
Total current liabilities	2,741.9	2,567.1	99.1		5,408.1
Long-term debt and finance lease obligations	7,729.9	13,140.1	(1,112.2)	(16)	17,685.3
			(2,072.5)	(10)
Long-term operating lease liabilities	723.8	273.4	15.6	(6)	920.5
			(92.3)	(7)
Other long-term liabilities	874.5	867.2	166.3	(2)	3,307.0
			(1.0)	(7)
			1,400.0	(8)
Total liabilities	12,070.1	16,847.8	(1,597.0)		27,320.9

Equity:
Liberty Global shareholders:
Class A common shares	1.7	—	—		1.7
Class B common shares	0.1	—	—		0.1
Class C common shares	1.5	—	—		1.5
Additional paid-in capital	805.1	—	—		805.1
Accumulated earnings	5,077.2	—	839.4	(9, 14, 17)	5,916.6
Accumulated other comprehensive earnings, net of taxes	3,339.1	—	—		3,339.1
Treasury shares, at cost	(0.1)	—	—		(0.1)
Total Liberty Global shareholders	9,224.6	—	839.4		10,064.0
Noncontrolling interests	237.8		547.8	(2)	785.6
Total equity	9,462.4	—	1,387.2		10,849.6
Total liabilities and equity	$21,532.5	$16,847.8	$(209.8)		$38,170.5

LIBERTY GLOBAL LTD.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2026

	Liberty Global Historical Consolidated	VodafoneZiggo Historical Consolidated (1)	Adjustments to Reflect the Transaction	Notes	Total Liberty Global Pro Forma
	in millions, except per share amounts

Revenue	$2,446.6	$2,281.8	$(110.7)	(11)	$4,617.7
Operating costs and expenses (exclusive of depreciation and amortization, shown separately below):
Programming and other direct costs of services	802.0	485.0	(46.5)	(11)	1,239.5
			(1.0)	(11)
Other operating	423.3	352.5	—		775.8
Selling, general and administrative (SG&A)	610.9	492.3	(55.6)	(11)	1,010.4
			(23.6)	(12)
			(13.6)	(15)
Depreciation and amortization	527.3	724.2	28.5	(4)	1,339.6
			59.6	(5)
Impairment, restructuring and other operating items, net	56.3	17.5	12.9	(14)	86.7
	2,419.8	2,071.5	(39.3)		4,452.0
Operating income	26.8	210.3	(71.4)		165.7
Non-operating income (expense):
Interest expense	(229.6)	(375.1)	59.1	(10)	(654.1)
			(108.5)	(16)
Realized and unrealized gains on derivative instruments, net	150.4	135.8	—		286.2
Foreign currency transaction gains, net	307.6	(132.4)	—		175.2
Realized and unrealized gains due to changes in fair values of certain investments, net	213.2	—	—		213.2
Share of results of affiliates, net	(311.6)	—	38.9	(11)	(272.7)
Gain associated with the VodafoneZiggo Acquisition	—	—	148.1	(17)	148.1
Other non-operating income	41.8	(0.5)			41.3
	171.8	(372.2)	137.6		(62.8)
Earnings before income taxes	198.6	(161.9)	66.2		102.9
Income tax expense	(198.2)	23.0	53.3	(18)	(121.9)
Net earnings	0.4	(138.9)	119.5		(19.0)
Net earnings attributable to noncontrolling interests	(27.7)	—	1.4	(19)	(26.3)
Net loss attributable to Liberty Global shareholders	$(27.3)	$(138.9)	$120.9		$(45.3)

Basic and dilutive loss attributable to Liberty Global shareholders per share	$(0.08)				$(0.13)

Weighted average ordinary shares outstanding — basic and diluted earnings per share computation	337,809,892				337,809,892

LIBERTY GLOBAL LTD.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025

	Liberty Global Historical Consolidated	VodafoneZiggo Historical Consolidated (1)	Adjustments to Reflect the Transaction	Notes	Total Liberty Global Pro Forma
	in millions, except per share amounts

Revenue	$4,878.5	$4,520.5	$(204.5)	(11)	$9,194.5
Operating costs and expenses (exclusive of depreciation and amortization, shown separately below):
Programming and other direct costs of services	1,670.5	960.0	(83.0)	(11)	2,545.6
			(1.9)	(11)
Other operating	878.8	688.5	—		1,567.3
SG&A	1,223.6	893.8	(106.7)	(11)	1,897.5
			(86.7)	(12)
			(26.5)	(15)
Depreciation and amortization	1,038.9	1,772.4	(300.4)	(4)	2,630.3
			119.4	(5)
Impairment, restructuring and other operating items, net	90.0	75.2	—		165.2
	4,901.8	4,389.9	(485.8)		8,805.9
Operating income	(23.3)	130.6	281.3		388.6
Non-operating income (expense):
Interest expense	(497.5)	(762.7)	115.5	(10)	(1,346.1)
			(201.4)	(16)
Realized and unrealized losses on derivative instruments, net	(567.4)	(544.6)	—		(1,112.0)
Foreign currency transaction losses, net	(3,121.1)	723.6	—		(2,397.5)
Realized and unrealized gains due to changes in fair values of certain investments, net	147.8	—	—		147.8
Losses on debt extinguishment, net	(20.1)	(1.7)	—		(21.8)
Share of results of affiliates, net	(3,186.9)	—	99.0	(11)	(3,087.9)
Other non-operating income	96.0	2.4			98.4
	(7,149.2)	(583.0)	13.1		(7,719.1)
Loss before income taxes	(7,172.5)	(452.4)	294.4		(7,330.5)
Income tax benefit	75.8	128.8	704.2	(9)	908.2
			(0.6)	(18)
Net loss	(7,096.7)	(323.6)	998.0		(6,422.3)
Net earnings attributable to noncontrolling interests	(41.4)	—	(71.2)	(19)	(112.6)
Net loss attributable to Liberty Global shareholders	$(7,138.1)	$(323.6)	$926.8		$(6,534.9)

Basic and dilutive loss attributable to Liberty Global shareholders per share	$(20.86)				$(19.09)

Weighted average ordinary shares outstanding — basic and diluted earnings per share computations	342,267,353				342,267,353

LIBERTY GLOBAL LTD.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Preliminary Acquisition Accounting
The preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the pro forma condensed combined financial statements. The final purchase price allocation for the Transaction will be determined once Liberty Global has completed the valuations and necessary calculations, with the assistance of third-party valuation advisors as described in more detail in the explanatory notes below, and could differ materially from the preliminary fair value estimates and allocations used in the transaction accounting adjustments.

The final allocation may include, amongst other items, changes in (i) the fair value of the 10% equity interest in Ziggo Group issued to Vodafone as part of the Transaction, (ii) the additional consideration representing the off-market components of certain arrangements payable to Vodafone in connection with the Transaction, (iii) the fair value of acquired property, plant and equipment and intangible assets, including customer relationships, spectrum licenses, and trade names, and (iv) the resulting changes to the deferred tax liability.

Preliminary Purchase Consideration
For purposes of the unaudited pro forma condensed combined financial statements, the preliminary purchase consideration consists of the following amounts:

	EUR	USD
	in millions

Cash consideration paid at closing	€977.5	$1,115.7
Fair value of 10% equity interest issued to Vodafone in Ziggo Group (a)	479.9	547.8
Fair value of off-market component of certain arrangements payable to Vodafone (b)	169.1	193.0
Total preliminary purchase consideration	€1,626.5	$1,856.5

(a)    Represents the estimated fair value of the 10% equity interest in Ziggo Group issued to Vodafone in connection with the Transaction. The estimated fair value of the 10% equity interest in Ziggo Group is determined using an “income approach,” which requires a forecast of all expected future cash flows. The estimated fair value of the 10% equity interest in Ziggo Group issued to Vodafone is subject to revision following management's final analysis and the revisions could have a material effect on the accompanying pro forma condensed combined financial statements. A 10% change in the valuation of the 10% equity interest in Ziggo Group would result in an increase or decrease in the balance of the non-controlling interest and goodwill of approximately €48.0 million ($54.8 million).

(b)    Represents the estimated fair value of the additional consideration attributable to the off-market components of certain arrangements payable to Vodafone in connection with the Transaction. Such amount was treated as consideration transferred in the preliminary purchase price allocation. The estimated fair value is determined using an “income approach” and is subject to revision following management's final analysis and the revisions could have a material effect on the accompanying pro forma condensed combined financial statements. A 10% change in the valuation of the unfavorable off-market component would result in an increase or decrease in the balance of the deferred consideration and goodwill of approximately €16.9 million ($19.3 million).

Transaction Accounting Adjustments
(1)    Following the Transaction, VodafoneZiggo will be consolidated by Liberty Global in accordance with U.S. GAAP. This adjustment includes the historical balances of VodafoneZiggo as adjusted to present such historical financial information (i) in accordance with U.S. GAAP and (ii) in USD. Reconciliation of the statement of financial position and statement of income or loss amounts as presented in the historical financial statements of VodafoneZiggo to the respective VodafoneZiggo Historical Consolidated amounts are presented below as of June 30, 2026 and for the indicated periods:

LIBERTY GLOBAL LTD.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

	CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2026
	VodafoneZiggo Historical Consolidated IFRS (in EUR) (I)	IFRS to U.S. GAAP Accounting Adjustments (in EUR)	Notes	VodafoneZiggo Historical Consolidated U.S. GAAP (in EUR)	VodafoneZiggo Historical Consolidated U.S. GAAP (in USD) (IV)
	in millions

ASSETS
Current assets:
Cash and cash equivalents	€39.2	€—		€39.2	$44.7
Contract assets and contract costs	198.4	(198.4)	(III-i)	—	—
Trade and other receivables	216.7	—		216.7	247.3
Derivative financial instruments	112.8	(112.8)	(III-i)	—	—
Inventories	31.5	(31.5)	(III-i)	—	—
Income tax receivable	9.3	(9.3)	(III-i)	—	—
Other current assets	29.7	20.3	(II-iv)	402.8	459.8
		4.7	(II-ii)
		(3.9)	(II-v)
		352.0	(III-i)
Total current assets	637.6	21.1		658.7	751.8

Non-current assets:
Intangible assets and goodwill	10,334.2	20.1	(II-i)	2,507.0	2,861.5
		(385.2)	(III-ii)
		(93.1)	(II-ii)
		(7,369.0)	(III-ii)
Goodwill	—	7,369.0	(III-ii)	7,375.5	8,418.4
		6.5	(II-i)
Property and equipment	4,184.3	385.2	(III-ii)	4,607.5	5,259.0
		38.0	(II-iii)
Right-of-use assets	352.4	(38.0)	(II-iii)	—	—
		4.2	(II-iii)
		(318.6)	(II-iii)
Derivative financial instruments	216.9	(216.9)	(III-ii)	—	—
Contract assets and contract costs	79.8	(79.8)	(III-ii)	—	—
Other assets	38.1	54.6	(II-iv)	701.1	800.2
		(6.9)	(II-v)
		296.7	(III-ii)
		318.6	(II-iii)
Total non-current assets	15,205.7	(14.6)		15,191.1	17,339.1
Total assets	€15,843.3	€6.5		€15,849.8	$18,090.9

LIBERTY GLOBAL LTD.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

	CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2026 — (Continued)
	VodafoneZiggo Historical Consolidated IFRS (in EUR) (I)	IFRS to U.S. GAAP Accounting Adjustments (in EUR)	Notes	VodafoneZiggo Historical Consolidated U.S. GAAP (in EUR)	VodafoneZiggo Historical Consolidated U.S. GAAP (in USD) (IV)
	in millions

LIABILITIES AND EQUITY
Liabilities:
Current liabilities:
Current portion of debt	€999.7	€(999.7)	(III-iii)	€—	$—
Trade and other payables	703.3	(105.7)	(II-ii)	597.6	682.1
Accruals and deferred income	498.4	(205.7)	(III-iii)	—	—
		(261.9)	(III-iii)
		(30.8)	(III-iii)
Current portion of debt and finance lease obligations	—	999.7	(III-iii)	1,013.3	1,156.6
		13.6	(III-iii)
Deferred revenue	—	205.7	(III-iii)	205.7	234.8
Derivative financial instruments	56.0	(56.0)	(III-iii)	—	—
Lease liabilities	85.5	(68.4)	(III-iii)	—	—
		(13.6)	(III-iii)
		(3.5)	(II-iii)
Provisions	15.3	(15.3)	(III-iii)	—	—
Accrued capital expenditures	—	30.8	(III-iii)	30.8	35.2
Other accrued and current liabilities	—	401.6	(III-iii)	401.6	458.4
Total current liabilities	2,358.2	(109.2)		2,249.0	2,567.1

Non-current liabilities:
Debt	11,489.6	(11,489.6)	(III-iv)	—	—
Long-term debt and finance lease obligations	—	11,489.6	(III-iv)	11,512.3	13,140.1
		22.7	(III-iv)
Deferred tax liabilities	548.8	19.3	(II-iv)	—	—
		5.2	(II-i)
		(0.7)	(II-ii)
		5.4	(II-iii)
		(2.8)	(II-v)
		(575.2)	(III-iv)
Derivative financial instruments	113.7	(113.7)	(III-iv)	—	—
Lease liabilities	275.8	(13.6)	(II-iii)	239.5	273.4
		(22.7)	(III-iv)
Provisions	26.9	(26.9)	(III-iv)	—	—
Other liabilities	29.7	(29.7)	(III-iv)	—	—
Other long-term liabilities	—	745.5	(III-iv)	759.8	867.2
		14.3	(II-ii)
Total non-current liabilities	12,484.5	27.1		12,511.6	14,280.7
Total liabilities	€14,842.7	€(82.1)		€14,760.6	$16,847.8

LIBERTY GLOBAL LTD.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

	CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2026
	VodafoneZiggo Historical Consolidated IFRS (in EUR) (I)	IFRS to U.S. GAAP Accounting Adjustments (in EUR)	Notes	VodafoneZiggo Historical Consolidated U.S. GAAP (in EUR)	VodafoneZiggo Historical Consolidated U.S. GAAP (in USD) (IV)
	in millions

Revenue	€1,955.9	€—		€1,955.9	$2,281.8

Costs of outsourced work and other external costs	823.5	(4.4)	(II-iv)	—	—
		30.4	(II-ii)
		(849.5)	(III-v)
Programming and other direct costs of services	—	410.8	(III-v)	415.7	485.0
		4.9	(II-iii)
Other operating	—	258.5	(III-v)	302.2	352.5
		42.7	(II-iii)
		1.0	(II-v)
SG&A	—	422.0	(III-v)	422.0	492.3
Personnel expenses	242.4	(0.7)	(II-iv)	—	—
		(241.7)	(III-v)
Depreciation and amortization	687.7	(40.3)	(II-iii)	620.8	724.2
		(29.1)	(II-ii)
		2.5	(II-i)
Impairment, restructuring and other operating items, net	15.1	(0.1)	(III-v)	15.0	17.5
Operating income	187.2	(7.0)		180.2	210.3

Finance income	117.5	(117.5)	(III-vi)	—	—
Finance costs	(445.5)	445.5	(III-vii)	—	—
Interest expense	—	(330.5)	(III-vii)	(321.5)	(375.1)
		7.9	(II-iii)
		1.1	(II-ii)
Realized and unrealized gains on derivative instruments, net	—	116.4	(III-vi)	116.4	135.8
Foreign currency transaction losses, net	—	(113.5)	(III-vi, vii)	(113.5)	(132.4)
Other income, net	—	(0.4)	(III-vi, vii)	(0.4)	(0.5)
Loss before income taxes	(140.8)	2.0		(138.8)	(161.9)
Income tax benefit	20.1	(0.4)	(II-i, iii-v)	19.7	23.0
Net loss	€(120.7)	€1.6		€(119.1)	$(138.9)

LIBERTY GLOBAL LTD.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

	CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2025
	VodafoneZiggo Historical Consolidated IFRS (in EUR) (I)	IFRS to U.S. GAAP Accounting Adjustments (in EUR)	Notes	VodafoneZiggo Historical Consolidated U.S. GAAP (in EUR)	VodafoneZiggo Historical Consolidated U.S. GAAP (in USD) (IV)
	in millions

Revenue	€3,999.0	€—		€3,999.0	$4,520.5

Costs of outsourced work and other external costs	1,631.3	(13.1)	(II-iv)	—	—
		63.0	(II-ii)
		(1,681.2)	(III-v)
Programming and other direct costs of services	—	840.9	(III-v)	849.3	960.0
		8.4	(II-iii)
Other operating	—	529.5	(III-v)	609.1	688.5
		79.4	(II-iii)
		0.2	(II-v)
SG&A	—	790.7	(III-v)	790.7	893.8
Personnel expenses	481.6	(1.9)	(II-iv)	—	—
		(479.7)	(III-v)
Depreciation and amortization	1,699.1	(75.0)	(II-iii)	1,567.9	1,772.4
		(61.1)	(II-ii)
		4.9	(II-i)
Impairment, restructuring and other operating items, net	66.7	(0.2)	(III-v)	66.5	75.2
Operating income	120.3	(4.8)		115.5	130.6

Finance income	643.1	(643.1)	(III-vi)	—	—
Finance expenses	(1,176.4)	1,176.4	(III-vii)	—	—
Interest expense	—	(692.3)	(III-vii)	(674.7)	(762.7)
		14.6	(II-iii)
		3.0	(II-ii)
Realized and unrealized losses on derivative instruments, net	—	(481.8)	(III-vii)	(481.8)	(544.6)
Foreign currency transaction gains, net	—	640.1	(III-vi)	640.1	723.6
Losses on debt extinguishment, net		(1.5)	(III-vi)	(1.5)	(1.7)
Other income, net	—	2.1	(III-vi, vii)	2.1	2.4
Loss before income taxes	(413.0)	12.7		(400.3)	(452.4)
Income tax benefit	116.5	(2.6)	(II-i-v)	113.9	128.8
Net loss	€(296.5)	€10.1		€(286.4)	$(323.6)

LIBERTY GLOBAL LTD.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
_______________

(I)    Amounts include related party balances and transactions between Liberty Global and VodafoneZiggo as described in Note 23 of the historical consolidated financial statements of VodafoneZiggo. These will be eliminated in consolidation following completion of the Transaction and are adjusted in the pro forma condensed combined financial statements as further described in Notes (10) and (11) below.

(II)    Reflects adjustments due to differences between IFRS and U.S. GAAP primarily associated with the accounting treatment for:

(i)    Historical impairments: Reflects (i) the reversal of historical impairment charges recorded against customer relationship intangible assets of €20.1 million and €6.5 million against goodwill under IFRS that are not recognized under U.S. GAAP and related increase in deferred tax liabilities of €5.2 million in the balance sheet and (ii) the recognition of additional amortization expense of €2.5 million and €4.9 million for previously impaired customer relationship intangibles assets and related deferred tax benefit of €0.7 million and €1.3 million for the six-months ended June 30, 2026 and year ended December 31, 2025, respectively, in the statement of operations.

(ii)    Sports rights agreements: Reflects an adjustment to reflect certain sports rights agreements accounted for as intangible assets under IFRS as executory contracts under U.S. GAAP, resulting in (i) the derecognition of intangible assets of €93.1 million, (ii) the derecognition of the related liabilities for obligations under the contractual agreements recognized under IFRS of €91.4 million, (iii) the recognition of prepaid expenses of €4.7 million related to sports rights payments made in advance of the applicable season under U.S. GAAP and (iv) the related decrease in deferred tax liabilities of €0.7 million in the balance sheet.

Reflects (i) an increase in operating expenses related to certain sports rights agreements accounted for as executory contracts under U.S. GAAP of €30.4 million and €63.0 million, (ii) a decrease in amortization expense for sports rights accounted for as intangible assets under IFRS of €29.1 million and €61.1 million, and (iii) a decrease in interest expense related to accretion of the related liabilities for sports rights agreements of €1.1 million and €3.0 million for the six-months ended June 30, 2026 and year ended December 31, 2025, respectively, in the statement of operations.

(iii)    Leases: Reflects (i) the reclassification of right-of-use assets related to finance leases of €38.0 million from right-of-use assets to property and equipment, (ii) the reclassification of right-of-use assets related to operating leases of €318.6 million from right-of-use assets to other assets, (iii) an increase in right-of-use assets of €4.2 million and decreases in lease liabilities of €17.1 million primarily for differences between IFRS and U.S. GAAP related to the recognition of leases, and (iv) a related increase in deferred tax liabilities of €5.4 million in the balance sheet.

Reflects the reclassification of (i) amortization expense related to operating leases to programming and other direct costs of services and other operating expenses of €40.3 million and €75.0 million and (ii) the interest expense related to the periodic accretion of lease liabilities related to operating leases of €7.9 million and €14.6 million to the relevant expense line items for the six-months ended June 30, 2026 and year ended December 31, 2025, respectively, in the statement of operations. The adjustment also reflects differences between IFRS and U.S. GAAP in the recognition of expense for certain operating leases. As a result, lease-related expense under U.S. GAAP was €0.6 million and €1.8 million lower than the aggregate amortization and interest expense recognized under IFRS for the six months ended June 30, 2026 and year ended December 31, 2025, respectively.

(iv)    Cloud computing arrangements: Reflects (i) the capitalization of the current and long-term portion of qualifying implementation costs incurred in connection with cloud computing arrangements of €20.3 million and €54.6 million, respectively, under U.S. GAAP that are expensed as incurred under IFRS and related decrease in deferred tax liabilities of €19.3 million in the balance sheet and (ii) the decrease in expenses for the period of €5.1 million and €15.0 million, and a decrease in the deferred tax benefit of

LIBERTY GLOBAL LTD.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
€1.3 million and €3.9 million in the statement of operations for the six-months ended June 30, 2026 and the year ended December 31, 2025, respectively.

(v)    Contract fulfillment costs: Reflects (i) the write off of the current and non-current portion of contract fulfillment costs of €3.9 million and €6.9 million, respectively, under IFRS that are expensed as incurred under industry specific guidance for cable operators under U.S. GAAP and related increase in deferred tax liabilities of €2.8 million in the balance sheet and (ii) the net increase in expenses recognized under U.S. GAAP of €1.0 million and €0.2 million and related deferred tax benefit of €0.3 million and €0.1 million in the statement of operations for the six-months ended June 30, 2026 and the year ended December 31, 2025, respectively.

(III)    Reflects reclassifications due to presentational and classification differences between the historical consolidated financial statements of VodafoneZiggo prepared in accordance with IFRS and the historical consolidated financial statements of Liberty Global prepared in accordance with U.S. GAAP, including:

(i)    Current assets: Reflects the reclassification of (a) contract assets and contract costs of €198.4 million, (b) derivative financial instruments of €112.8 million, (c) inventories of €31.5 million and (d) income tax receivable of €9.3 million to other current assets.

(ii)    Non-current assets: Reflects the reclassification of (a) capitalized software (license) costs of €385.2 million from intangible assets and goodwill to property and equipment, (b) goodwill of €7,369.0 million included as part of intangible assets and goodwill to a separate financial statement line item, and (c) derivative financial instruments of €216.9 million and contract assets and contract costs of €79.8 million to other assets.

(iii)    Current liabilities: Reflects the reclassification of (a) current portion of debt of €999.7 million presented as part of current debt to current portion of debt and finance lease obligations, (b) deferred revenue of €205.7 million included as part of accruals and deferred income to deferred revenue, (c) current derivative liabilities of €56.0 million, lease liabilities of €68.4 million, current provisions of €15.3 million, and accrued expenses of €261.9 million included as part of accruals and deferred income to other accrued and current liabilities, (d) current accrued capital expenditures of €30.8 million included as part of accruals and deferred income to accrued capital expenditures, and (e) current finance lease obligations included as part of lease liabilities of €13.6 million to current portion of debt and finance lease obligations.

(iv)    Non-current liabilities: Reflects the reclassification of (a) long-term portion of debt of €11,489.6 million presented as part of non-current debt to long-term debt and finance lease obligations, (b) long-term finance lease obligations of €22.7 million presented as part of lease liabilities to long-term debt and finance lease obligations and (c) long-term derivative financial instruments of €113.7 million, deferred tax liabilities of €575.2 million, long-term provisions of €26.9 million, and other liabilities of €29.7 million to other long-term liabilities.

(v)    Functional expenses: Reflects adjustments to conform the historical expense presentation of VodafoneZiggo to the acquirer's functional income statement presentation, including the reclassification of (a) €849.5 million and €1,681.2 million from costs of outsourced work and other external costs, (b) €241.7 million and €479.7 million from personnel expenses, and (c) €0.1 million and €0.2 million of share-based compensation from impairment, restructuring and other operating items, net, to programming and other direct costs of services, SG&A and other operating based on the function of the respective activities and employees for the six-months ended June 30, 2026 and year ended December 31, 2025, respectively.

(vi)    Finance income: Reflects the reclassification of (a) realized and unrealized gains on derivative instruments, net of €116.4 million and nil, (b) foreign currency transaction gains of €0.3 million and €640.1 million, and (c) interest income of €0.8 million and €3.0 million included as part of finance income to separate financial statement line items for the six months ended June 30, 2026 and year ended December 31, 2025, respectively.

LIBERTY GLOBAL LTD.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(vii)    Finance costs: Reflects the reclassification of (a) interest expense of €330.5 million and €692.2 million, (b) realized and unrealized losses on derivative instruments, net of nil and €481.8 million, (c) foreign currency transaction losses, net of €113.8 million and nil, (d) losses on debt extinguishment of nil and €1.5 million, and (e) other finance expenses of €1.2 million and €0.9 million included as part of finance costs to separate financial statement line items for the six months ended June 30, 2026 and year ended December 31, 2025, respectively.

(IV)    Amounts were translated from EUR to USD using the period end exchange rate as of June 30, 2026 of 1.1414 for the balance sheet, the period average exchange rate for the six months ended June 30, 2026 of 1.1666 and the period average exchange rate for the year ended December 31, 2025 of 1.1304.

(2)    Reflects (i) the cash consideration paid to Vodafone at closing of the Transaction of €977.5 million ($1,115.7 million), (ii) the recognition of a non-controlling interest of €479.9 million ($547.8 million) for the fair value of the 10% equity interest issued to Vodafone in Ziggo Group, and (iii) the recognition of a liability for the deferred consideration payable to Vodafone of €169.1 million ($193.0 million), representing additional consideration attributable to the off-market components of certain arrangements payable to Vodafone in connection with the Transaction. As described above, the fair value of the 10% equity interest in Ziggo Group issued to Vodafone as part of the Transaction and the fair value of the additional consideration attributable to the off-market components of certain arrangements payable to Vodafone in connection with the Transaction are subject to revision following management's final analysis and the revisions could have a material effect on the accompanying pro forma condensed combined financial statements.

(3)    Reflects adjustment to remove VodafoneZiggo's historical goodwill of €7,375.5 million ($8,418.4 million) and record goodwill resulting from the acquisition of €3,688.8 million ($4,210.6 million) calculated as follows:

	EUR	USD
	in millions

Total preliminary purchase consideration	€1,626.5	$1,856.5
Fair value of the previously held equity interest	1,552.4	1,771.9
Total preliminary acquisition-date fair value	3,178.9	3,628.4

Cash and cash equivalents	(39.2)	(44.7)
Trade receivables, net	(209.4)	(239.0)
Current assets held for sale	(712.8)	(813.6)
Other current assets	(320.7)	(366.0)
Property and equipment, net	(5,546.3)	(6,330.5)
Intangible assets subject to amortization, net	(5,287.8)	(6,035.5)
Other assets, net	(590.7)	(674.2)
Accounts payable	597.0	681.4
Deferred revenue	205.7	234.8
Current portion of debt and finance lease obligations	1,013.3	1,156.6
Accrued capital expenditures	30.8	35.2
Current liabilities held for sale	104.2	118.9
Other accrued and current liabilities	385.9	440.5
Long-term debt and finance lease obligations	8,722.1	9,955.4
Long-term operating lease liabilities	172.3	196.7
Other long-term liabilities	1,985.5	2,266.2
Goodwill	€3,688.8	$4,210.6

LIBERTY GLOBAL LTD.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(4)    Reflects the adjustment of historical intangible assets acquired by the Company to their estimated fair values. As part of the preliminary valuation analysis, the Company identified intangible assets, including customer relationships, spectrum licenses, and trade names. The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of all of the expected future cash flows.

The following table summarizes the estimated fair values of VodafoneZiggo’s identifiable intangible assets and their estimated useful lives and uses a straight-line method of amortization:

	Estimated fair value	Estimated useful life	Amortization expense for the year ended December 31, 2025	Amortization expense for the six months ended June 30, 2026
	in millions		in millions
Identifiable intangible asset:
Customer relationships	$4,970.8	14 to 20 years	$297.2	$148.6
Trade names	348.1	20 years	17.4	8.7
Spectrum licenses	716.6	4 to 15 years	118.5	60.9
	$6,035.5		$433.1	$218.2

Historical amortization expense			$(733.5)	$(189.7)
Transaction accounting adjustments to amortization			$(300.4)	$28.5

The allocation of purchase price to acquired intangible assets is based on preliminary fair value estimates and is subject to revision following management’s final analysis and the revisions could have a material effect on the accompanying unaudited pro forma condensed combined financial statements. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill of approximately $603 million and annual amortization expense of approximately $43 million based on the estimated useful lives summarized in the table above.

(5)    Reflects the adjustment of historical property and equipment acquired by the Company to their estimated fair values. As part of the preliminary valuation analysis, the Company identified property and equipment, including distribution systems, support equipment, buildings and land, and customer premises equipment (“CPE”). The fair value of identifiable property and equipment is determined primarily using the “cost approach,” which requires an estimate of the replacement cost and remaining useful lives.

The following table summarizes the estimated fair values of VodafoneZiggo's identifiable property and equipment and their estimated useful lives and uses a straight-line method of depreciation:

	Estimated fair value	Estimated useful life	Depreciation expense for the year ended December 31, 2025	Depreciation expense for the six months ended June 30, 2026
	in millions		in millions
Identifiable property and equipment:
Distribution systems	$4,760.4	6 to 12 years	$725.2	$360.3
Support equipment, buildings and land	995.4	4 to 14 years	209.7	115.7
CPE	574.7	3 to 4 years	223.3	118.1
	$6,330.5		$1,158.2	$594.1

Historical depreciation expense			$(1,038.8)	$(534.5)
Transaction accounting adjustments to depreciation			$119.4	$59.6

LIBERTY GLOBAL LTD.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The allocation of purchase price to acquired property and equipment is based on preliminary fair value estimates and is subject to revision following management’s final analysis and the revisions could have a material effect on the accompanying unaudited pro forma condensed combined financial statements. A 10% change in the valuation of property and equipment would cause a corresponding increase or decrease in the balance of goodwill of approximately $633 million and annual depreciation expense of approximately $82 million, based on the estimated useful lives summarized in the table above.

(6)    Reflects the measurement of acquired right-of-use assets and assumed lease liabilities based on the discount rate at the date of acquisition, resulting in a (i) net increase to right-of-use assets of €10.2 million ($11.6 million), including an adjustment associated with unfavorable lease terms of €3.5 million ($4.0 million) identified through the preliminary valuation analysis, and (ii) increase in lease liabilities of €13.7 million ($15.6 million). These estimates remain subject to finalization of the preliminary purchase price allocation. No adjustment has been made to the pro forma combined statement of operations as the impact of the measurement of the acquired right-of-use assets and assumed liabilities is immaterial.

(7)    Reflects (i) the reclassification of €216.1 million ($246.7 million) of assets and €104.2 million ($118.9 million) of liabilities related to the NL TowerCo Assets and Liabilities, as defined below, to current assets and liabilities held-for-sale, respectively, as it was probable the held-for-sale criteria would be met within a short period of time after the acquisition date, (ii) the measurement of the NL TowerCo Assets and Liabilities at fair value less expected costs to sell of €608.6 million ($694.7 million) based on the expected proceeds from the NL TowerCo Sale, as defined and described below, of approximately €669.0 million ($763.6 million) less expected costs to sell and indirect taxes resulting from the transaction of €60.4 million ($68.9 million) in the pro forma condensed combined balance sheet.

Subsequent to completion of the Transaction, VodafoneZiggo entered into an agreement to sell certain towers and rooftop installations and other related assets and liabilities (the “NL TowerCo Assets and Liabilities”) to an entity to be jointly owned and managed by DigitalBridge, TD Greystone Infrastructure and L&G (the “NL TowerCo Sale”) for consideration of approximately €669.0 million ($763.6 million). Subsequent to the completion of the NL TowerCo Sale, VodafoneZiggo will lease back the assets sold for a period of 12 years (together with the NL TowerCo Sale referred to as the “NL TowerCo Sale Leaseback”). Completion of the NL TowerCo Sale Leaseback is expected to occur during the fourth quarter of 2026. The NL TowerCo Assets and Liabilities have been presented as held-for-sale and are measured at fair value less expected costs to sell in the pro forma condensed combined financial statements.

No adjustments have been made in the pro forma condensed combined statement of operations as the NL TowerCo Sale Leaseback is a separate transaction from the VodafoneZiggo Acquisition.

(8)    Reflects the purchase accounting adjustments to VodafoneZiggo’s historical deferred tax liability balance of €575.2 million ($656.5 million) to a deferred tax liability balance of €1,801.8 million ($2,056.5 million) resulting in a net increase of €1,226.6 million ($1,400.0 million), based on the statutory tax rate in the Netherlands of 25.8%.

(9)    Reflects the release of the valuation allowance recorded against the tax carryforward losses of the Ziggo Group of €617.0 million ($704.2 million). Following completion of the Transaction, the entities that comprise the VodafoneZiggo fiscal unity will become members of the Ziggo Group fiscal unity for Dutch income tax purposes. As a result, management has concluded that tax carryforward losses of the Ziggo Group fiscal unity subject to valuation allowance prior to the Transaction are more likely than not to be realized. This conclusion reflects management's current assessment based on information available as of the date of the pro forma financial information and remains subject to ongoing review of post-Transaction tax matters, integration activities and related assumptions. The income tax benefit associated with the valuation allowance release is also reflected in the pro forma condensed combined statement of operations as a non-recurring adjustment to income tax expense.

(10)    Reflects (i) the elimination of the Company’s previously held equity-method investment in VodafoneZiggo of $1,623.8 million, which includes the carrying value of the shareholder loan receivable from VodafoneZiggo of €907.9 million ($1,036.3 million), (ii) the elimination of the shareholder loan payable to Liberty Global of €1,815.8 million ($2,072.5 million), which includes the carrying value of the shareholder loan payable to Liberty Global prior to

LIBERTY GLOBAL LTD.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
completion of the Transaction and the shareholder loan payable to Vodafone acquired by Liberty Global as part of the Transaction and (iii) the elimination of interest expense recorded on the shareholder loans of €50.7 million ($59.1 million) and €102.2 million ($115.5 million) for the six months ended June 30, 2026 and year ended December 31, 2025, respectively. Following completion of the Transaction, VodafoneZiggo will be consolidated by Liberty Global, and accordingly, the shareholder loans receivable and payable, including related interest income and interest expense, between VodafoneZiggo and Liberty Global will eliminate in consolidation.

(11)    Reflects (i) the elimination of the Company’s share of loss from VodafoneZiggo of $38.9 million and $99.0 million, which includes interest income recorded on the shareholder loan payable to Liberty Global of €25.6 million ($29.6 million) and €51.1 million ($57.7 million), for the six-months ended June 30, 2026 and year ended December 31, 2025, respectively, prior to completion of the Transaction, (ii) the elimination of revenue recorded under the NL JV Framework Agreement of $110.7 million and $204.5 million and related operating costs and expenses of $103.1 million and $191.6 million, including $46.5 million and $83.0 million of direct costs related to CPE sales from Liberty Global to VodafoneZiggo, for the six-months ended June 30, 2026 and year ended December 31, 2025, respectively, and (iii) the elimination of intercompany receivables and payables between VodafoneZiggo and Liberty Global for outstanding amounts owed under the NL JV Framework Agreement of $40.8 million as of June 30, 2026. Following completion of the Transaction, VodafoneZiggo will be consolidated by Liberty Global and accordingly, any intercompany revenues/receivables and expenses/payables between VodafoneZiggo and Liberty Global will be eliminated in consolidation.

(12)    Reflects (i) the write-off of the current and noncurrent portion of historical deferred costs of obtaining contracts, primarily consisting of capitalized sales commissions, of €76.7 million ($87.6 million) and €29.3 million ($33.5 million), respectively, that do not meet the conceptual definition of an asset as the value of these costs is effectively incorporated into the fair value of the customer relationship intangible asset recognized as part of the Transaction described in Note 4 and (ii) the elimination of historical amortization expense related to these costs amounting to €20.3 million ($23.6 million) and €76.7 million ($86.7 million) for the six-months ended June 30, 2026 and year ended December 31, 2025, respectively.

(13)    Reflects the recognition of contingent liabilities related to ongoing litigation of VodafoneZiggo at their estimated acquisition-date fair value of €6.1 million ($7.0 million) assumed in the Transaction. As this is a non-recurring adjustment to establish the opening balance sheet, it has no impact on the pro forma statements of operations.

(14)    Reflects the accrual of additional transaction costs incurred subsequent to June 30, 2026 of €11.3 million ($12.9 million. The remaining transaction costs of $12.9 million are included in the historical statement of operations for the six months ended June 30, 2026. These costs are non-recurring and will not affect the statement of operations beyond 12 months after the acquisition date.

(15)    Reflects the adjustment associated with the estimated off-market components of certain arrangements payable to Vodafone of €11.7 million ($13.6 million) and €23.4 million ($26.5 million) for the six-months ended June 30, 2026 and year ended December 31, 2025, respectively. Such amounts represent additional consideration transferred in the Transaction and are included as part of the purchase consideration for the Transaction as described above. The remaining contractual payments, representing the estimated market-based component of such arrangements, are approximately €6.5 million ($7.3 million) annually. These estimates are subject to revision following management's final analysis and the revisions could have a material effect on the accompanying pro forma condensed combined financial statements. A 10% change in the estimated unfavorable off-market component would cause a corresponding increase or decrease in annual SG&A expenses of approximately €2.3 million ($2.7 million).

(16)    Reflects the adjustment to (i) record the assumed third-party debt of VodafoneZiggo at its preliminary estimated fair value of €9,735.4 million ($11,112.0 million) as of the acquisition date rather than historical amortized cost, including the write off of associated deferred financing costs of €43.9 million ($50.1 million) recorded in long-term debt and finance lease obligations in the pro forma condensed combined balance sheet and (ii) an increase in interest expense of €93.0 million ($108.5 million) and €178.2 million ($201.4 million) for the six-months ended June 30, 2026 and year ended December 31, 2025, respectively, for the amortization of the debt fair value adjustments over the remaining term of the underlying debt using the effective interest method in the pro forma condensed combined statement of

LIBERTY GLOBAL LTD.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
operations. The estimated fair values of the third-party debt instruments are determined using the average of applicable bid and ask prices.

(17)    Represents the recognition of a gain of €129.8 million ($148.1 million) resulting from the remeasurement of the Company's previously held 50% equity interest in VodafoneZiggo to its acquisition-date fair value upon obtaining control for the difference between the estimated fair value of the previously held equity interest of €1,552.4 million ($1,771.9 million) and the historical carrying value of our equity method investment in VodafoneZiggo of €1,422.6 million ($1,623.8 million) immediately prior to the Transaction. As the gain is nonrecurring and directly attributable to the Transaction, no corresponding adjustment has been reflected in the unaudited pro forma condensed combined statement of operations beyond the acquisition date.

(18)    Reflects the adjustment to income tax benefit (expense) of €45.7 million ($53.3 million) and €(0.5) million ($(0.6) million) related to the combined pro forma pre-tax income of legal entities within the Ziggo Group fiscal unity for the six-months ended June 30, 2026 and year ended December 31, 2025, respectively, based on the statutory tax rate in the Netherlands of 25.8% and calculated as follows:

	Six months ended June 30, 2026	Year ended December 31, 2025
	in millions, except percentages

Earnings before income taxes	$66.2	$294.4
Dutch statutory income tax rate	25.8%	25.8%
Expected tax expense	(17.1)	(76.0)
Permanent differences	69.4	73.7
Change in valuation allowances	1.0	1.7
Tax benefit (expense)	$53.3	$(0.6)

The permanent differences are primarily related to (i) share of result of affiliates, (ii) interest expense related to the shareholder loan, (iii) the estimated off-market component of certain arrangements payable to Vodafone and (iv) for the six months ended June 30, 2026, the gain associated with the Transaction.

(19)    Reflects the net earnings (loss) of the Ziggo Group attributable to the 10% non-controlling interest owned by Vodafone following the completion of the transaction of €(1.2) million ($(1.4) million) and €63.0 million ($71.2 million) calculated based on net earnings (loss) of the Ziggo Group of €(12.3) million ($(14.3) million) and €629.5 million ($711.6 million) for the six-months ended June 30, 2026 and year ended December 31, 2025, respectively.